Exhibit 10.27

GOLDEN PHOENIX MINERALS, INC.
2008 EXECUTIVE STOCK COMPENSATION PLAN

1.  Purpose. The purpose of this 2008 Executive Stock Compensation Plan (hereinafter referred to as the Plan) is to provide compensation in the form of Common Stock (“Common Stock”) of Golden Phoenix Minerals, Inc. (the “Corporation”) to eligible executives (“Executives”) that have previously rendered services to the Corporation or that will render services to the Corporation.

2.  Administration.  This Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) who may from time to time issue orders or adopt resolutions, not inconstant with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan.  The Compensation Committee is authorized to determine which Executives will receive shares under this Plan and is authorized to negotiate with Executives for the payment of shares, at a mutually agreed upon value, for previously rendered services to the Corporation or services that will be rendered to the Corporation.  All final determinations shall be by the affirmative vote of a majority of the members of the Compensation Committee, or reduced to writing and signed by a majority of the members of the Compensation Committee. Subject to the Corporation's Bylaws, all decisions made by the Compensation Committee in selecting eligible Executives, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders and Executives.

3.  Shares Subject to the Plan.  The total number of shares of Common Stock subject to this Plan are 3,890,000 shares.

4.  Investment Intent.  Unless and until the sale and issuance of Common Stock subject to the Plan is registered under the Securities Act of 1933, as amended (the “Securities Act”) or shall be exempt pursuant to the rules promulgated thereunder, each grant under the Plan shall provide that the acquisitions of Common Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Common Stock has been registered under the Securities Act, each grant shall provide that no shares shall be sold unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Corporation and its counsel, and (ii) if requested to do so by the Corporation, the person who is to receive a grant of Common Stock pursuant to the Plan shall execute and deliver to the Corporation a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Corporation may require.

5.  Stock Splits, Stock Dividends combinations or reclassifications.  In the event of any change in the outstanding stock of the Corporation by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event (“Adjusting Event”), the Board of Directors or the Committee may adjust proportionally (a) the number of shares of Common Stock reserved under the Plan, which have not been granted as of the date of such Adjusting Event.

6. Withholding. The Corporation shall have the right to deduct from any grant of Common Stock an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes.

7.  Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

8.  Termination of the Plan.  This Plan shall terminate upon the issuance of all shares available under the Plan or when it is otherwise terminated by the Board of Directors.

9.  Effective Date of the Plan.  This Plan shall become effective upon its adoption by the Board of Directors.